                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a)of the Securities
                      Exchange Act of 1934(Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]


Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-12


                         MISSION RESOURCES CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials:

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[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                         Mission Resources Corporation
                         1331 Lamar Street, Suite 1455
                             Houston, Texas 77010
                                (713) 495-3000

                   Notice of Annual Meeting of Stockholders
                            To Be Held May 20, 2003

To the Stockholders of Mission Resources Corporation:

   You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Mission Resources Corporation which will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010 at 10:00 a.m., Houston time, on May 20, 2003, for the following purposes:

      1. To elect five nominees to the Board of Directors to serve until their successors are duly elected and qualified; and

      2. To transact such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

   Only stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. A complete list of all stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose relevant to the meeting during normal business hours for a period of ten days prior to the meeting, at the principal offices of Mission located at 1331 Lamar Street, Suite 1455, Houston, Texas 77010. Such list will also be available at the meeting and may be inspected by any stockholder who is present for any purpose relevant to the meeting. The proxy materials are being sent to stockholders on or about April 21, 2003.

   Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly.

                                          Sincerely,

                                          /s/ Robert L. Cavnar
                                          Robert L. Cavnar
                                          Chairman of the Board and Chief
                                            Executive Officer

Houston, Texas
April 21, 2003

                            YOUR VOTE IS IMPORTANT

  TO ENSURE REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                Proxy Statement

                               -----------------

                         Mission Resources Corporation
                         1331 Lamar Street, Suite 1455
                             Houston, Texas 77010
                                (713) 495-3000

                        Annual Meeting of Stockholders
                                 May 20, 2003

                                 INTRODUCTION

   This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our 2003 Annual Meeting of Stockholders to be held on May 20, 2003 at 10:00 a.m., Houston time, at the Four Seasons Hotel located at 1300 Lamar Street, Houston, Texas 77010, and at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement.

   This Proxy Statement and the enclosed Proxy Card are being mailed to the stockholders on or about April 21, 2003. The Annual Report for the year ended December 31, 2002 is also being mailed to stockholders contemporaneously with this Proxy Statement, although the Annual Report does not form a part of the materials for the solicitation of proxies.

                             QUESTIONS AND ANSWERS

Q: Who can attend and vote at the meeting?
A: The Board of Directors set April 7, 2003 as the record date for the annual meeting. You can attend and vote at the meeting if you were a stockholder at the close of business on the record date, April 7, 2003. On that date, there were 23,585,959 shares outstanding and entitled to vote at the meeting.

Q: What proposals will be voted on at the meeting?
A: The only proposal scheduled to be voted on at the meeting is the election of directors.

Q: How will the proxies vote on any other business brought up at the meeting?
A: By submitting your Proxy Card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting. The proxies' authority to vote according to their judgment applies only to shares you own as a stockholder of record.

Q: How do I cast my vote?
A: Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by mail are on your proxy card. For shares held through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you provide specific voting instructions, your shares will be voted as you have instructed. If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors on all matters. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker may have authority to vote your shares.

Q: How does the Board recommend I vote on the proposal?
A: The Board recommends you vote "FOR" each of the nominees to the Board of Directors.

Q: Can I revoke my proxy card?
A: Yes. You can revoke your proxy card by:

  .   Submitting a new proxy card with a later date;

  . Giving written notice before the meeting to our Corporate Secretary stating that you are revoking your Proxy Card; or

  . Attending the meeting and voting your shares in person, or notifying our Corporate Secretary orally at the meeting of your wish to revoke your proxy.

Q: Who will count the vote?
A: The inspector of election will count the vote. A representative from Automatic Data Processing, Inc. will act as the inspector of election.

Q: What is a "quorum?"
A: A quorum is the number of shares that must be present to hold the meeting.
   The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid Proxy Card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes also count toward the quorum. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

Q: What vote is required to approve each item?
A: The nominees for director will be elected by a plurality of the votes cast at the meeting. The five nominees for election as directors at the meeting who receive the greatest number of votes cast for election by the stockholders will be elected as our directors. In the election of directors, you may vote "FOR" all nominees, "AGAINST" all nominees or withhold your vote for any one or more of the nominees. All other matters to be considered at the meeting require the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the meeting. In a plurality vote, abstentions and broker non-votes are not considered a vote cast and will not affect the outcome. In a majority vote, however, express abstentions and broker non-votes have the effect of a vote against a particular proposal.

Q: What shares are included on my Proxy Card?
A: Your Proxy Card represents all shares registered to your account in the same social security number and address.

Q: What does it mean if I get more than one Proxy Card?
A: Your shares are probably registered in more than one account. You should vote each Proxy Card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q: How many votes can I cast?
A: On all matters you are entitled to one vote per share.

Q: Where can I find the voting results of the meeting?
A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2003.

                                   PROPOSAL

                             ELECTION OF DIRECTORS

Nominees

   Set forth in the table below are the nominees for election as a director of Mission. The term of office for which the directors are nominated will expire at the time of our 2004 Annual Meeting of Stockholders or when their respective successors shall have been elected and qualified. It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of the five nominees named below unless otherwise indicated thereon. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the person or persons acting under the proxies will vote for the election in his or her stead of such other person as the Board of Directors may recommend. The nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the Board, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board of Directors will be eligible to stand for election as directors at the meeting. See "Stockholder Proposals."

   The Board of Directors recommends a vote "FOR" each of the nominees listed.

Directors

   The following table provides information with respect to Mission's directors and nominees for director.

           Name            Age             Position with the Company
           ----            ---             -------------------------
Robert L. Cavnar.......... 50  Chairman of the Board, President, Chief Executive
                               Officer and Director
James L. Bowles........... 50  Nominee for Director
David A.B. Brown.......... 59  Director
Robert R. Rooney.......... 46  Director
Herbert C. Williamson, III 54  Director

   Robert L. Cavnar joined Mission as Chairman of the Board and Chief Executive Officer in August 2002. Prior to joining Mission, he served as Senior Vice President, Chief Financial Officer and Treasurer of El Paso Production Company, a natural gas production company and subsidiary of El Paso Corporation, a natural gas services provider and NYSE-traded company, from October 1999 to August 2002. From July 1996 to October 1999, Mr. Cavnar served first as Vice President and Chief Financial Officer and then as Senior Vice President and Chief Operating Officer of El Paso Field Services Company, a natural gas gathering, treating, processing, compression and intrastate transmission company and subsidiary of El Paso Corporation. Mr. Cavnar earned a bachelor's degree from Eastern Michigan University and a master's degree in business administration from Southern Methodist University. He also completed the Program for Management Development at the Harvard Graduate School at Business.

   James L. Bowles is a nominee for the Board of Directors. He joined Phillips Petroleum Company (now ConocoPhillips Company) in 1974 and served in various capacities for Phillips, including President of the Phillips America Division from 1997 until his retirement in January 2002, and Deputy Managing Director of the Phillips Norway Division from 1993 to 1997. Mr. Bowles earned a bachelor's degree in mechanical engineering from the University of Arkansas and also completed the Advanced Executive Program at the Northwestern University Kellogg School of Management.

   David A.B. Brown joined the Board of Directors in October 2002. He has served as the President of the Windsor Group, Inc., a strategy-consulting firm with a focus on oilfield equipment and service industries, from 1984 to the present. Mr. Brown also currently serves on the boards of directors for BTU International, Inc.,

EMCOR Group, Inc., NS Group, Inc., Pride International, Inc. and Technical Communications Corp. He earned a bachelor's degree in commerce and a licentiate in accounting from McGill University and a masters of business administration, with distinction, from Harvard University. Mr. Brown is also a member of the Quebec Institute of Chartered Accountants.

   Robert R. Rooney joined the Board of Directors in December 2001. He has served as a partner in the energy and natural resources group at Bennett Jones LLP, a Canadian-based law firm, since May 1992. Mr. Rooney is also a leader of the firm's international practice group. Mr. Rooney also currently serves on the boards of directors of Resolute Energy Inc., Zorin Exploration Ltd. and Temple Exploration Inc. He earned a bachelor's degree in law from the University of Western Ontario in 1983. Mr. Rooney is a member of the Calgary Bar Association, the Law Society of Alberta, the Canadian Bar Association, the Canadian Petroleum Law Foundation, the Association of Internal Petroleum Negotiators and the Rocky Mountain Mineral Law Foundation.

   Herbert C. Williamson, III joined the Board of Directors in November 2002. He served as an investment banker for Petrie Parkman & Co., a specialized oil and gas investment-banking firm, from March 2001 to April 2002. From January 1999 to March 2002, Mr. Williamson served as a consultant and interim Chief Financial Officer for Merlon Petroleum Company, a private oil and gas exploration and development company, where he still serves as a director. He served as director, Executive Vice President and Chief Financial Officer for Seven Seas Petroleum Company, a TSE-traded oil and gas company, from October 1998 to November 1999. From June 1995 to March 1999, Mr. Williamson served as the Director-Energy Group, Investment Banking Department for Credit Suisse First Boston Corporation. Mr. Williamson earned a bachelor's degree in arts from Ohio Wesleyan University and a masters of business administration from Harvard University.

   All of our officers and directors (including the nominees) are United States citizens, except Mr. Rooney, who is a citizen of Canada.

Board and Committee Activity, Structure and Compensation

   In accordance with Delaware corporate law, our business is managed under the direction of our Board of Directors. There are currently two standing committees of the Board of Directors, the Audit Committee and the Compensation Committee. The Board does not currently have a Nominating Committee. Committee membership and the functions of those committees are described below.

   During 2002, the Board of Directors held nine meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they serve.

   Audit Committee. The Audit Committee is currently comprised of Mr. Brown, who is Chairman, and Messrs. Rooney and Williamson. During 2002, D. Martin Phillips and Judy Ley Allen also served as members of the committee. Mr. Phillips resigned from the Board in November 2002 and Ms. Allen is not standing for re-election to the Board. Under the National Association of Securities Dealers' listing standards, all of the members of the committee are independent. The committee operates under a written charter adopted by the Board of Directors. The committee is responsible for: reviewing the financial reports and other financial information provided us to any governmental body or the public; reviewing our system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and our auditing, accounting and financial reporting processes generally; reviewing the independence and performance of our independent auditors; and providing an open avenue of communication among the independent auditors, financial and senior management, and the Board. The committee also has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent auditors. The committee met seven times during the last year.

   Compensation Committee. The Compensation Committee is currently comprised of Mr. Rooney, who is Chairman, and Ms. Allen. During 2002, Tim J. Goff also served as a member of the committee prior to his resignation from the Board in June 2002. Ms. Allen is not standing for re-election to the Board of Directors.

Mr. Bowles is expected to be appointed to the committee if elected to the Board. The function of the committee is to administer the 1994 Stock Incentive Plan and the 1996 Stock Incentive Plan, to establish the compensation of our Chief Executive Officer and to review the compensation of our other officers. The committee met two times during the last year.

   Director Compensation. Directors who were neither officers nor employees receive an annual fee of $18,000, and directors who were neither officers nor employees and who chair a committee receive an additional $7,500 per annum, except for the chair of the Audit Committee, who receives an additional $15,000 per annum. Directors who were neither officers nor employees also receive an attendance fee of $800 for each Board of Directors or committee meeting attended. Each director who is neither an officer nor an employee, upon his or her initial election to the Board of Directors, will automatically be granted options to purchase 20,000 shares of our common stock. Pursuant to this arrangement, Messrs. Brown and Williamson were each granted options to purchase 20,000 shares of our common stock upon joining the Board of Directors in October 2002 and November 20002, respectively. In addition each director who is neither an officer nor an employee will automatically be granted options to purchase 5,000 shares of our common stock immediately after the annual meeting. In prior years, such directors were automatically granted 4,000 shares of our common stock immediately after the annual meeting. Pursuant to this arrangement, Ms. Allen, J.P. Bryon (who resigned as director in October 2002) and Messrs. Goff and Rooney were each granted options to purchase 4,000 shares of our common stock on May 22, 2002. Options granted pursuant to the forgoing arrangements will have an exercise price equal to the average of the high and low sales prices of our common stock on the date of grant and will have a term of 10 years.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of the record date, April 7, 2003, certain information with respect to ownership of our common stock as to (a) all persons known by us to be the beneficial owners of more than five percent of the outstanding shares of our common stock, (b) each director, (c) each nominee for director, (d) each of the executive officers named in the Summary Compensation Table, and (e) all executive officers and directors as a group. The information set forth in the following table is based on public filings made with the SEC as of the record date and certain information supplied to us by the persons listed below. Unless otherwise indicated, all shares of our common stock are owned directly and each owner has sole voting and investment power with respect to such shares.

                                                             Amount of  Percent
                                                              Common      of
                  Name of Beneficial Owner                     Stock   Class (1)
                  ------------------------                   --------- ---------
Ironwood Capital Management, LLC (2)........................ 1,695,720    7.2%
EnCap Investments L.L.C. (3)................................ 1,629,875    6.9%
Dimensional Fund Advisors, Inc. (4)......................... 1,289,300    5.5%
Rho Management Partners, L.P. (5)........................... 1,222,090    5.2%
Robert L. Cavnar (6)........................................   334,000    1.4%
Joseph G. Nicknish (7)......................................   317,307    1.3%
Richard W. Piacenti (8).....................................   151,434      *
John (Jack) L. Eells (8)....................................    83,334      *
David A.B. Brown (9)........................................    20,000      *
Herbert C. Williamson, III (9)..............................    20,000      *
Robert R. Rooney............................................         0      *
James L. Bowles.............................................         0      *
Douglas G. Manner (10)......................................    10,900      *
Jonathan M. Clarkson (11)...................................   223,771      *
Directors and executive officers as a group (8 persons) (12) 1,064,966    4.4%

--------
 *  Less than 1%
(1) As of April 7, 2003, there were 23,585,959 shares of common stock outstanding.
(2) Based on a Schedule 13G/A filed on March 14, 2003 by Ironwood Capital Management, LLC, Warren J. Isabelle, Richard L. Droster and Donald Collins. With respect to these shares, Ironwood, and Messrs. Isabelle, Droster and Collins each have shared voting power over 1,317,020 shares and shared dispositive power over 1,695,720 shares. The address for Ironwood, and Messrs. Isabelle, Droster and Collins is 21 Custom House Street, Boston, Massachusetts 02110.
(3) Based on a Schedule 13D filed on May 23, 2001 by Encap Investments L.L.C. The address of EnCap Investments and each of the record holders described below is 1100 Louisiana, Suite 3150, Houston, Texas 77002. EnCap Investments L.L.C. is (i) the general partner of EnCap Energy Capital Fund III, L.P., EnCap Energy Capital Fund III-B, L.P., and EnCap Equity 1994 Limited Partnership, and (ii) investment advisor to Energy Capital Investment Company, PLC and BOCP Energy Partners, L.P. These entities hold of record the following number of shares of common stock: (a) EnCap Investments, as the sole general partner of EnCap III, is the beneficial owner of 501,351 shares of common stock; (b) EnCap Investments, as the sole general partner of EnCap III-B, is the beneficial owner of 379,172 shares of common stock; (c) EnCap Investments, as the sole general partner of EnCap LP, is the beneficial owner of 232,248 shares of common stock; (d) EnCap Investments, as an investment advisor to Energy PLC, is the beneficial owner of 394,429 shares of common stock; (e) EnCap Investments, as an investment advisor to BOCP, is the beneficial owner of 122,675 shares of common stock. EnCap Investments is therefore the beneficial owner of an aggregate of 1,629,875 shares of common stock. In addition, with respect to these shares, EnCap Investments has the following voting and dispositive powers: (a) as the general partner of EnCap III, EnCap Investments shares the power to vote or direct the vote and to dispose or direct the disposition of

    501,351 shares of common stock; (b) as the general partner of EnCap III-B, EnCap Investments shares the power to vote or direct the vote and to dispose or direct the disposition of 379,172 shares of common stock; (c) as the general partner of EnCap LP, EnCap Investments shares the power to vote or direct the vote and to dispose or direct the disposition of 232,248 shares of common stock; (d) by virtue of a management agreement, EnCap Investments shares the power to vote or direct the vote or dispose or direct the disposition of 122,675 shares of common stock owned by BOCP; (e) by virtue of an Investment Agreement, EnCap Investments shares the power to vote or direct the vote and to dispose or direct the disposition of 394,429 shares of common stock with Energy PLC. Each of El Paso Merchant Energy Holding Company and El Paso Corporation may be deemed to be the beneficial owner of the shares of common stock owned or deemed owned by EnCap Investments (by virtue of being controlling persons of EnCap Investments). El Paso Merchant Energy Holding Company and El Paso Corporation disclaim beneficial ownership of the shares of common stock owned or deemed owned by EnCap Investments.
(4) Based on a Schedule 13G/A filed on February 7, 2003 by Dimensional Fund Advisers Inc. Dimensional, a registered investment advisor, possesses voting and/or investment power over the common stock held by investment companies, commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of all of the shares. The address for Dimensional Fund Advisers is 1299 Ocean Avenue, Santa Monica, California 90401.
(5) Based on a Schedule 13D/A filed on November 12, 1999, by Rho Management Partners, L.P., Rho Management Trust III, Rho Management Trust IV, Alpine Investment Partners, XBF, Inc. and Joshua Ruch. With respect to these shares, Rho Management Partners has sole voting and investment power over all shares, Trust III has sole voting and investment power over 225,000 shares, Trust IV has sole voting and investment power over 268,500 shares, Alpine has sole voting and investment power over 728,590 shares and Mr. Ruch has shared voting and investment power over all shares. Rho Management Partners disclaims any economic interest or beneficial ownership of all shares. The amount shown does not include 1,242 shares over which both Mr. Ruch and XBF have sole voting and investment power, and 25,000 shares held by Mr. Ruch individually. Mr. Ruch disclaims any economic interest or beneficial ownership of shares held by Rho Management Partners. The address for all persons and entities described above, other than Rho Management Partners, is c/o Rho Management Company, Inc., 152 West 57/th/ Street, New York, New York 10019. Rho Management Partner's address is 124 Dune Road, Quogue, New York 11959.
(6) Includes 334,000 shares of common stock issuable upon the exercise of vested options.
(7) Includes 183,334 shares of common stock issuable upon the exercise of vested options.
(8) Includes 83,334 shares of common stock issuable upon the exercise of vested options.
(9) Includes 20,000 shares of common stock issuable upon the exercise of vested options.
(10) Mr. Manner resigned his positions effective July 11, 2002.
(11) Mr. Clarkson resigned his positions effective October 8, 2002.
(12) Includes 724,002 shares of common stock issuable upon the exercise of vested options.

                            EXECUTIVE COMPENSATION

Executive Officers

   Our executive officers serve at the pleasure of the Board of Directors and are elected to serve until his or her successor is duly appointed or elected by the Board of Directors or his or her earlier removal or resignation from office. All of our executive officers are listed in the following table, and certain information concerning those officers, except for Mr. Cavnar who is also a member of the Board of Directors, follows the table.

           Name         Age             Position with the Company
           ----         ---             -------------------------
   Robert L. Cavnar.... 50  Chairman of the Board, President, Chief Executive
                            Officer and Director
   Richard W. Piacenti. 48  Senior Vice President and Chief Financial Officer
   John (Jack) L. Eells 56  Senior Vice President-Exploration and Geoscience
   Joseph G. Nicknish.. 41  Senior Vice President-Operations and Engineering

   Richard W. Piacenti joined Mission as Senior Vice President and Chief Financial Officer in October 2002. Prior to joining Mission, he served first as Vice President and Controller and then as Senior Vice President and Chief Financial Officer of El Paso Production Company, a natural gas production company and subsidiary of El Paso Corporation, a natural gas services provider and NYSE-traded company, from September 1999 to October 2002. From June 1996 to September 1999, Mr. Piacenti served as director of accounting of El Paso Field Services Company, a natural gas gathering, treating, processing, compression and intrastate transmission company and subsidiary of El Paso Corporation. He received a bachelor's degree in accounting from Illinois State University and is both a certified public and certified management accountant.

   John (Jack) L. Eells joined Mission as Senior Vice President - Exploration and Geoscience in November 2002. He served as Vice President Domestic Onshore Exploration of El Paso Production Company, from January 2001 to November 2002. From April 1994 to January 2001, Mr. Eells served first as Project Leader, Onshore Gulf of Mexico and then as Director of Exploration - Canada of Coastal Oil & Gas Canada, Inc., a subsidiary of El Paso Corporation. He earned both a bachelor's and master's degree in geology from San Diego State University.

   Joseph G. Nicknish joined Mission as Senior Vice President-Operations and Exploitation in May 2001, and was named Senior Vice President-Operations and Engineering in December 2002. He was Vice President of Engineering for Bargo Energy Company and its affiliates from December 1998 until May 2001. From March 1995 to December 1998, he was employed in various capacities with Bargo Energy Company. Mr. Nicknish holds a bachelor's degree in petroleum engineering from Texas A&M University.

Summary Compensation Table

   The following Summary Compensation Table details annual and long-term compensation paid during the periods indicated to persons described below:

                                       Annual Compensation              Long Term Compensation
                             ---------------------------------------- -----------------------
                                                         Other Annual   Number      All Other
                             Fiscal Salary               Compensation     of       Compensation
Name and Principal Position   Year   ($)     Bonus ($)       ($)        Options        ($)
---------------------------  ------ ------- ---------    ------------ ---------    ------------
Robert L. Cavnar (1)........  2002  132,346       --          --      1,000,000            --
 Chairman of the Board and
 Chief Executive Officer

Richard W. Piacenti (1).....  2002   67,900   25,000(2)       --        250,000         1,600(3)
 Senior Vice President and
 Chief Financial Officer

John (Jack) L. Eells (1)....  2002   40,925   25,000(2)       --        250,000            --
 Senior Vice President-
 Exploration and Geoscience

Joseph G. Nicknish (4)......  2002  246,657   25,000(5)       --        250,000        13,480(3)
 Senior Vice President-       2001  156,250   50,000(6)       --        150,000        11,750(3)
 Operations and Engineering

Douglas G. Manner (7).......  2002  238,917       --          --             --     1,376,673(8)
  Chairman of the Board and   2001  381,250   95,000(6)       --        300,000(9)     31,375(3)
  Chief Executive Officer     2000  218,750  240,000(10)      --        500,000(9)     51,470(11)

Jonathan M. Clarkson (12)...  2002  222,323       --          --             --     1,391,625(13)
 Interim Chief Executive      2001  203,125  100,000(6)       --        300,000(9)     12,563(3)
 Officer, President and
 Chief Financial Officer

--------
(1) Messrs. Cavnar, Piacenti and Eells joined Mission on August 9, 2002, October 1, 2002 and November 7, 2002, respectively.
(2) These amounts represent sign-on bonuses.
(3) These amounts are employer contributions made or accrued with respect to the Mission Simplified Employee Pension Plan and/or the Mission Deferred Compensation Plan.
(4) Mr. Nicknish was appointed Senior Vice President-Operations and Exploitation on May 16, 2001.
(5) Bonuses earned in 2002 were paid in 2003.
(6) Bonuses earned in 2001 were paid in 2002.
(7) Mr. Manner was appointed Chief Executive Officer and President on May 15, 2000 and Chairman of the Board on December 6, 2000. Mr. Manner resigned his positions effective July 11, 2002.
(8) Includes $1,350,000 for severance and consulting services provided in connection with his separation from Mission, and $26,673 for employer contributions for the Mission Simplified Employee Pension Plan and/or the Mission Deferred Compensation Plan.
(9) These options were surrendered to Mission in 2002.
(10) Includes $150,000 for sign-on bonus.
(11) Includes $40,970 for reimbursement of moving expenses and $10,500 for employer contributions for the Mission Simplified Employee Pension Plan.
(12) Mr. Clarkson was appointed President and Chief Financial Officer on May 16, 2001, and was appointed interim Chief Executive Officer effective July 16, 2002. Mr. Clarkson resigned his positions effective October 8, 2002.

(13) Includes $1,375,000 for severance and consulting services provided in connection with his separation from Mission, and $16,625 for employer contributions for the Mission Simplified Employee Pension Plan and/or the Mission Deferred Compensation Plan.

Option Grants in Last Year

   The following table sets forth certain information concerning grants of options to purchase our common stock made during the last year to the executive officers named in the Summary Compensation Table.

                                   % of Total
                       Number of    Options
                      Securities   Granted to                         Grant
                      Underlying   Employees  Per Share                Date
                        Options      during   Exercise   Expiration  Present
         Name         Granted/(1)/    Year    Price(/2)/    Date    Value /(3)/
         ----         -----------  ---------- ---------  ---------- ----------
 Robert L. Cavnar....  1,000,000       45%     $ 0.55      8/9/12    $583,516
 Richard W. Piacenti.    250,000       11%     $ 0.65     10/8/12    $145,680
 John (Jack) L. Eells    250,000       11%     $ 0.54     11/7/12    $145,894
 Joseph G. Nicknish..    250,000       11%     $0.495     11/6/12    $145,964

--------
(1) These options vest and become exercisable as follows: 1/3 on the grant date and 1/3 on each of the first and second anniversaries of the grant date.

(2) The exercise price is the average of high and low sales prices of our common stock on the date of grant.

(3) In accordance with the rules of the SEC, this column illustrates one measure of value for the respective options over a ten-year period using the Black-Scholes option-pricing model. This valuation model is hypothetical; the actual amount that will be received by a holder of an option will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised. If the market price does not increase above the exercise price, compensation to the grantee will be zero. The Black-Scholes option-pricing model is a mathematical formula used for estimating option values that incorporates various assumptions. The Grant Date Present Value set out in the column above is based on the following assumptions: (a) a ten-year option term; (b) 160% expected future annual stock volatility for the options; (c) a risk-free rate of return of 3.9% for the options granted; and (d) no expected dividend yield. The above model does not include any reduction in value for non-transferability, forfeiture or vesting of options.

Aggregated Option Exercises in Last Year and Year End Option Values

   The following table sets forth certain information concerning the exercise during the last year of options to purchase our common stock by the executive officers named in the Summary Compensation Table and the number and value of unexercised options to purchase Mission common stock held by such individuals at December 31, 2002. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the December 31, 2002 price of our common stock, $0.41 per share, as reported by The Nasdaq National Market System. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of our common stock relative to the exercise price per share of our common stock at the time the stock option is exercised. We cannot assure you that the values of unexercised, "in-the-money" stock options reflected in this table, if any, will be realized.

                                               Unexercised Options at December 31, 2002
                                          ---------------------------------------------------
                      Number of                   Number of           Value of In-the-Money
                       Shares               Underlying Securities            Options
                      Acquired   Realized ------------------------- -------------------------
        Name         On Exercise  Value   Exercisable Unexercisable Exercisable Unexercisable
        ----         ----------- -------- ----------- ------------- ----------- -------------
Robert L. Cavnar....     --         --      333,334      666,666        --           --
Richard W. Piacenti.     --         --       83,334      166,666        --           --
John (Jack) L. Eells     --         --       83,334      166,666        --           --
Joseph G. Nicknish..     --         --      183,334      216,666        --           --

Employment Agreements

   We have employment agreements with Messrs. Cavnar, Piacenti, Eells and Nicknish providing for annual salaries of $330,000, $250,000, $250,000 and $250,000, respectively. Each of the employment agreements has a term of three years with automatic extensions that continually set the term at three years, provides for termination with or without cause and for good reason, with two years of severance provided in the event of termination without cause or for good reason, and contains confidential information and non-solicitation provisions. In addition, the employment agreements provide for two years of severance and, if applicable, an additional cash payment to make the executive whole for certain tax liabilities, upon a "change in control" and termination of the executive's employment without cause or for good reason within one year of the "change in control."

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee are Mr. Rooney and Ms. Allen. Tim J. Goff also served as a member of the committee in 2002 prior to his resignation in June 2002. Ms. Allen is not standing for re-election to the Board of Directors, and Mr. Bowles is expected to be appointed to the committee if elected to the Board. None of our directors or executive officers serves on the compensation committee or the board of directors for any company for which Messrs. Rooney or Goff or Ms. Allen serve as executive officers or directors. Mr. Goff received a $250,000 payment from Mission in the second quarter of 2002 pursuant to a non-competition agreement.

Report of the Compensation Committee on Executive Compensation

   The Compensation Committee administers Mission's executive compensation program. The committee's duties include evaluating the compensation levels of management, considering management succession and administering Mission's 1994 Stock Incentive Plan and 1996 Stock Incentive Plan. Upon determination of the compensation levels for Mission's highest paid officers, the factors used to determine these levels are presented to the entire Board of Directors for review.

   Compensation Philosophy. The purpose of Mission's executive compensation policy is to attract and retain executives with the ability to lead Mission in achieving its business objectives and strategies in a highly competitive industry. The compensation policy focuses on rewarding executives for outstanding performance in a manner that aligns the interests of Mission's executives with stockholders. To achieve these goals, Mission's compensation policy consists of three basic elements:

  .   base compensation,

  .   bonus compensation, and

  .   stock-based compensation.

   Although the committee places primary emphasis on the achievement of performance goals, the committee recognizes that services of outstanding value can be rendered by individual officers in periods of financial or operating stringency and will evaluate performance under prevailing business conditions as well.

   In connection with the restructuring of our management team in 2002, Mission has entered into employment agreements with its executive officers. The committee believes these agreements will further encourage retention and achievement of Mission's business objectives. See "Executive
Compensation--Employment Agreements" above for a description of Mission's employment agreements with executive officers.

   The committee does not intend to award levels of compensation that would result in a limitation on the deductibility of any portion of an officer's compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. However, if the committee determines that granting compensation that is not deductible is consistent with Mission's strategic goals and is in Mission's best interests, the committee may award such compensation.

   Base Compensation. Mission structures its overall compensation program to match pay with performance. However, with respect to setting salaries, the committee believes that there is a necessary degree of subjectivity and does not follow specific objective performance criteria. In setting executive salaries, the committee reviews the base salaries paid to officers in similar positions among energy companies of similar size, complexity and activity. With respect to each executive, the committee considers past performance, contribution to Mission's past performance, level of responsibility, experience, seniority and general economic and industry conditions. The committee reviews each executive officer's salary annually and in connection with promotions and significant changes in responsibilities.

   Bonus Compensation. The committee views bonus compensation as creating an added incentive for executive officers and other employees to achieve specific annual targets and goals. Bonus compensation is based on targets and goals intended to reward executive officers and other employees whenever stockholder interests are advanced. The committee takes numerous factors into account when awarding bonus compensation. These factors include those set forth under "Base Compensation." Stock price is not a specific criteria for determining bonus compensation because numerous factors outside of the control of management affect stock price. The primary performance goals used to set bonus compensation are reductions in costs and improvements in cash flow, EBITDA and reserves.

   Stock-Based Compensation. Stock options serve as the most direct means of aligning the interests of Mission's officers with stockholders. The committee grants stock options to executive officers based on the subjective evaluation of the executive's ability to influence Mission's long-term performance and to reward outstanding past performance.

   In determining the amount and timing of stock options to be granted, the committee considers the factors set forth under "Base Compensation" as well as the number of outstanding options held by each executive and the size of previous grants. The committee also reviews the stock awards granted to each executive's counterparts in the industry.

   Chief Executive Officer Compensation. Pursuant to our employment agreement with Mr. Cavnar, who joined Mission as Chairman and Chief Executive Officer in August 2002, Mr. Cavnar received a pro rata portion of his annual salary of $330,000 and the initial grant of stock options to purchase 1,000,000 shares of our common stock. He was not awarded any bonus or stock-based compensation, other than the initial grant of stock options provided for above.

                                          Robert R. Rooney, Chairman
                                          Judy Ley Allen

Performance Graph

   The following graph compares the yearly percentage change in the cumulative total stockholder return on our common stock (assuming reinvestment of dividends at date of payment into our common stock) to the cumulative total return on the NASDAQ Market Index and the cumulative total return on the Dow Jones Secondary Oil Index for the period of five years commencing December 31, 1997 and ending December 31, 2002.

                Comparison of Five Year Cumulative Total Return
               Value of Investment of $100 on December 31, 1997

                                    [CHART]


          Mission Resources Corp.     Nasdaq Market Index     Peer Group Index
1997              100.0                      100.0                 100.0
1998               44.9                      138.5                  71.1
1999               43.8                      258.2                  83.9
2000               77.3                      155.8                 137.6
2001               31.8                      122.9                 117.6
2002                3.7                       84.6                 120.6

                                              Year Ending
                                   ----------------------------------
                                   1997 1998  1999  2000  2001  2002
                                   ---- ----- ----- ----- ----- -----
           Mission Resources Corp. 100   44.9  43.8  77.3  31.8   3.7
           Nasdaq Market Index.... 100  138.5 258.2 155.8 122.9  84.6
           Peer Group Index....... 100   71.1  83.9 137.6 117.6 120.6

      SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

   The following table sets forth information regarding our equity compensation plans as of December 31, 2002:

                     Equity Compensation Plan Information

                                Number of                         Number of securities
                            securities to be                     remaining available for
                               issued upon     Weighted-average   future issuance under
                               exercise of     exercise price of   equity compensation
                               outstanding        outstanding       plans (excluding
                                options,       options, warrants securities reflected in
      Plan category        warrants and rights    and rights           column (a))
      -------------        ------------------- ----------------- -----------------------
                                   (a)                (b)                  (c)
Equity compensation plans
  approved by security
  holders (1).............      3,215,500            $2.41               936,334
Equity compensation plans
  not approved by security
  holders.................              0                0                     0
Total.....................      3,215,500            $2.41               936,334

--------
(1) Consists solely of the 1994 Stock Incentive Plan and the 1996 Stock Incentive Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   J.P. Bryan, a member of the Board of Directors until October 2002, was our Chairman and Chief Executive Officer from August 1999 through May 2000. Mr. Bryan is also Senior Managing Director of Torch Energy Advisors, Inc. and owns shares representing 23% of the shares of Torch on a fully diluted basis.

   As of December 31, 2002, we were party to a Master Service Agreement dated October 1, 1999 and two service contracts under which Torch administers certain of our activities including the operation of oil and gas properties and oil and gas marketing. Previously, we were party to six service contracts with Torch, but four were terminated in 2002 and 2001. In 2002, we paid Torch fees of $1.4 million and $343,000 for operating our oil and gas properties and for marketing services, respectively. The contract covering operation of oil and gas properties was terminated effective February 1, 2003, and the contract for marketing of Mission's oil and gas commodities will terminate effective April 1, 2003. Only the termination of the contract covering operation of oil and gas properties required a fee, which was $75,000. As a result of the termination of all previous service contracts with Torch, the Master Service Agreement will effectively terminate on April 1, 2003.

   Milam Energy, LP, of which Torch is a majority owner, is a 51% working interest owner with us in several south Louisiana properties. As of December 31, 2002, Milam owed Mission approximately $690,000 in joint interest billings and cash calls related to these properties. A portion of the outstanding receivable is past due; however, pursuant to an agreement between the parties effective March 1, 2003, the past due portion will be immediately reduced to an inconsequential amount. The terms of the agreement provide for Milam to timely pay us our joint interest billings and cash calls through July 2003.

   We currently use an Oracle platform through a hosting agreement with Novistar, Inc., a former Torch subsidiary. Approximately $373,000 was paid to Novistar in 2002. On January 15, 2003, Novistar announced its merger with Paradigm Technologies, a Petroleum Place company, creating P2 Energy Solutions. As a result of this merger, Torch owns 38% of P2 Energy Solutions.

   In 2002, as part of an effort to improve liquidity, we sold interests in various oil and gas field through a series of competitive bids. In July 2002, in one of those transactions, we sold interests in several properties located in New Mexico to Chisos, LTD. J.P. Bryan, a member of the Board of Directors until October 2002, is the President and sole owner of Chisos. Over 25 companies requested information packages on this sale and four submitted bids on these properties. The bid from Chisos was $4.0 million, which exceeded all others by $250,000 and additionally provided Mission a non-competition agreement in New Mexico, a one-year right to participate in developmental drilling and a one-year right to participate in any preferential rights events. These considerations were not offered to Mission by any other bidder.

   A $250,000 payment under a non-competition agreement was paid in the second quarter of 2002 to Tim J. Goff, a member of the Board of Directors until June 2002.

   In connection with the reorganization of our management team in 2002, we entered into separation agreements with each of Douglas G. Manner, Jonathan M. Clarkson and Daniel P. Foley, on July 31, 2002, September 20, 2002, and November 15, 2002, respectively. We previously employed Messrs. Manner, Clarkson and Foley pursuant to employment agreements that provided for the payment of severance upon separation from Mission based on multiples of their current salary at the time of separation. We negotiated severance payments for each of Messrs. Manner, Clarkson and Foley that were considerably less than the amounts provided under their respective employment agreements. Under the terms of the separation agreements, we paid Messrs. Manner, Clarkson and Foley total payments of $1.3 million, $1.5 million and $450,000, respectively. Messrs. Manner, Clarkson and Foley have also surrendered all of their options or rights to acquire our securities. In addition, we agreed to provide Messrs. Manner and Clarkson with certain insurance benefits for up to 24 months after the separation date, and, to the extent the coverage or benefits received are taxable to either of Messrs. Manner or Clarkson, we agreed to make them "whole" on a net after-tax basis. Messrs. Manner and Clarkson also agreed to provide certain consulting services to us following their separation dates. In January 2003, Mr. Manner received a payout of $314,852 from the Mission's Deferred Compensation Plan consisting primarily of deferred salary and bonus under the plan.

                            AUDIT COMMITTEE REPORT

   In accordance with its written charter adopted by the Board of Directors, the Audit Committee is responsible for: reviewing the financial reports and other financial information provided by us to any governmental body or the public; reviewing our system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and our auditing, accounting and financial reporting processes generally; reviewing the independence and performance of our independent auditors; and providing an open avenue of communication among the independent auditors, financial and senior management, and the Board. The committee also has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent auditors.

   Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. The committee's responsibility is to monitor and review these processes. However, the members of the committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

   The committee has met with our independent auditors, KPMG LLP, and discussed the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of Mission's internal controls. The committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Mission's consolidated financial statement and the matters required to be discussed by Statement of Auditing Standards No. 61, as amended.

   Our independent auditors also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the committee discussed with the independent auditors their independence from Mission.

   When considering KPMG's independence, the committee considered the non-audit services provided to Mission by the independent auditors and concluded that such services are compatible with maintaining the auditors' independence.

   The committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2002 with management and KPMG. Based on the committee's review of the audited consolidated financial statements and the meetings and discussions with management and the independent accountants, and subject to the limitations on the committee's role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to the Board of Directors that Mission's audited consolidated financial statements be included in Mission's Annual Report on Form 10-K to be filed with the SEC.

                                          David A.B. Brown, Chairman
                                          Robert R. Rooney
                                          Herbert C. Williamson, III

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Audit Committee of the Board of Directors has appointed KPMG LLP, independent public accountants, for the examination of the accounts and audit of our financial statements for the year ending December 31, 2003. A representative of KPMG will be present at the annual meeting and will have the opportunity to make a statement, if he or she desires, and to respond to appropriate questions.

   In 2002, KPMG LLP provided services in the following categories and amounts:

                    Audit Fees                     $225,000
                    Tax Preparation and Consulting $204,986
                    All Other Fees                 $ 17,958

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC's regulations to furnish us and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC.

   To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all reporting obligations of our officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended December 31, 2002, except that the following individuals failed to timely file reports for such year: Judy L. Allen was late in filing a Form 4 disclosing four transactions, and Robert R Rooney was late in filing a Form 4 disclosing two transactions.

                             STOCKHOLDER PROPOSALS

   If you want us to consider including a proposal in our Proxy Statement for our 2004 Annual Meeting of Stockholders you must deliver a copy of your proposal to our Corporate Secretary at our principal executive offices located at 1331 Lamar Street, Suite 1455, Houston, Texas 77010 no later than December 23, 2003.

   If you intend to present a proposal at our 2004 Annual Meeting of Stockholders, but you do not intend to have it included in our 2004 Proxy Statement, you must deliver a copy of your proposal to our Corporate Secretary at our principal executive offices listed above no later than April 7, 2004; provided, however, nominations of persons for election to the Board of Directors must be received no later than 90 days prior to the 2004 Annual Meeting and must contain certain information specified in our Bylaws. If the date of our 2004 Annual Meeting of Stockholders is more than 30 calendar days before or after the date of our 2003 Annual Meeting, your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board of Directors may recommend.

                                 OTHER MATTERS

   Certain of our directors, officers and regular employees may solicit the return of proxies by telephone, telecopy, fax, telegram or personal interview. Such persons will receive no additional compensation for such services. The cost of soliciting proxies, including the cost of preparing and mailing this Proxy Statement and the expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by Mission.

   The Board of Directors has no information that any matters other than those referred to in this Proxy Statement will be brought before the annual meeting. If, however, other matters should properly come before the meeting, the accompanying proxy confers discretionary authority on the persons named therein to vote thereon in accordance with the recommendations of the Board of Directors.


[LOGO - MISSION RESOURCES]

C/O AMERICAN STOCK TRANSFER                                               VOTE BY MAIL
59 MAIDEN LANE                                                            Mark, sign, and date your proxy card and return it in the
NEW YORK, NY 10038                                                        postage-paid envelope we have provided or return it to
                                                                          Mission Resources Corporation, c/o ADP, 51 Mercedes
                                                                          Way, Edgewood, NY 11717.








TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                       MISSION        KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.               DETACH AND RETURN THIS PORTION ONLY
-----------------------------------------------------------------------------------------------------------------------------------

MISSION RESOURCES CORPORATION


  1.  THE ELECTION OF DIRECTORS                            For     Withhold    For All     To withhold authority to vote for any
                                                           All       All       Except      individual nominee, mark "For All Except"
      Nominees for directors are:                          [ ]       [ ]        [ ]        and write the nominee's number on the
      01) Robert L. Cavnar                                                                 line below.
      02) James L. Bowles                                                                  ---------------------------------------
      03) David A.B. Brown
      04) Robert R. Rooney
      05) Herbert C. Williamson, III


  2. In their discretion, upon such other business as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.


Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.


PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED.





------------------------------------/-------           ------------------------------------/-------
Signature [PLEASE SIGN WITHIN BOX]    Date             Signature (Joint Owners)              Date

-----------------------------------------------------------------------------------------------------------------------------------



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                          MISSION RESOURCES CORPORATION
                              THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                                          ANNUAL MEETING ON MAY 20, 2003


                                 The undersigned stockholder of Mission Resources Corporation (the "Company")
              Proxy           hereby appoints Robert L. Cavnar, Richard W. Piacenti and Ann Kaesermann, or
               for            either of them, the true and lawful attorneys, agents and proxies, each with
              Annual          full power of substitution, to vote on behalf of the undersigned at the Annual
             Meeting          Meeting of Stockholders of the Company to be held at the Four Seasons Hotel,
               of             located at 1300 Lamar, Houston, Texas 77010 on Tuesday, May 20, 2003, at 10:00
          Stockholders        a.m., Houston time, and at any adjournments of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the
          May 20, 2003        undersigned may be entitled to vote.

                                 This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees listed on the reverse side, and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting.

                              The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of
                              Stockholders and the Proxy Statement furnished herein.

                              (This Proxy must be dated and signed on the reverse side.)
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